EXHIBIT 32.2

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies in her capacity as Chief Financial Officer of Belport Capital Fund LLC (the "Fund"), that:

(a) the Quarterly Report of the Fund on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of
     Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.



Date:  November 10, 2003




                                       /s/ Michelle A. Alexander
                                       -------------------------
                                       Michelle A. Alexander
                                       Chief Financial Officer